UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Callidus Corporation
(Name of registrant as specified in its charter)

Nevada	5190	27-2919616
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9788 Cheewall Lane
Parker, Colorado 80134
(303) 346-8384
(Address and telephone number of registrant’s principal executive offices)

Brian E. Morsch, President Callidus Corporation 9788 Cheewall Lane Parker, Colorado 80134 (303) 346-8384
(Name, address and telephone number of agent for service)

Copy to: Diane Dalmy, Attorney at Law and Escrow Agent 8965 West Cornell Place Lakewood, Colorado 80227 (303) 985-9324

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer.  See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	4,000,000	$0.01	$40,000	$4.64

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 7.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED August 16, 2011.

The information in this prospectus is not complete and may be changed.  The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated August 16, 2011

Callidus Corporation

4,000,000 Shares of Common Stock
$0.01 per share
$40,000 Maximum Offering

Callidus Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Callidus Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts, all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. Brian Morsch, the sole officer and director of Callidus Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

	Per Share	Total

Initial public offering price	$0.01	$40,000
Underwriting discounts and commissions	$0.0	$0.0
Proceeds, before expenses, to us	$0.01	$40,000

The proceeds from the sale of the shares in this offering will be payable to Diane D. Dalmy Trust Account, who is also our counsel.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be promptly returned to investors, without interest or deduction.  The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system as reflected in the records of the insured depository institution is the only factor assessed in determining whether the minimum offering condition has been met.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering. The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Callidus Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Callidus Corporation is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Callidus Corporation’s common stock.

Item 3. Prospectus Summary.

This summary highlights certain information contained elsewhere in this prospectus.  You should read the following summary together with the more detailed information regarding Callidus Corporation (“Us,” “We,” “Our,” “Callidus,” “ the Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

The Company Our Business
Callidus Corporation was incorporated in the State of Nevada on September 28, 2010.  Callidus Corporation is a development stage company with a principal business objective of selling protective screens for all flat panel televisions and computers.  The company plans to have its initial screens consist of sizes ranging between 19”-52” for all flat panel televisions and an Apple computer monitor screen of 24”.  Our goal is to provide aesthetically pleasing and affordable screen protectors for all business and households to protect their investment.  Callidus plans to provide its first initial offerings through Amazon and eBay as well as direct ordering through their retail website.

Callidus Corporation is a development stage company that has not commenced its planned principal operations. Callidus operations to date have been devoted primarily to start-up and development activities.  Our President, Brian Morsch, has performed all of the development activities to date, which include the following:

1. Formation of the Company;
2. Development of the Callidus Corporation business plan;
3. Initiated final screen designs, materials and a manufacturer to produce the product
4. Conducted research on competition, specifically two competitors
5. Formulated product development and marketing strategies for product lines to include:
     - Flat panel televisions
     - Apple computer monitors
6. Researched largest TV providers in the commercial space which include:
     - Sports Bars, Restaurants, Health Clubs and Airports
7. Secured web site domain www.calliduscorp.com;
8. Conducted research on flat panel television sales nation and worldwide.

Callidus Corporation is attempting to become operational and anticipates sales to begin during the third quarter of operations following the completion of our offering.  In order to generate revenues, Callidus must address the following areas:

1. Finalize and implement our long-term marketing plan:  In order to effectively penetrate our targeted market, Callidus will use a multi-faceted marketing plan that includes a high-end web site, Amazon, eBay, targeted retail outlets, and target specific distribution channels using independent representatives.  We anticipate using independent commissioned sales representatives to work as middlemen between Callidus and the retailers.  Their responsibilities would include approaching any/all appropriate retailers, work on creative marketing techniques to attract business from companies that sell televisions/flat screens to their customers.  The Company currently does not have any engagements, agreements, or contracts with independent commissioned sales representatives.

2. Tailor our website: Callidus Corporation has secured the web domain located at www.calliduscorp.com. The site is currently under construction and we plan to incorporate this site with strategic vertical market e-commerce retailers.  We have budgeted the necessary funding to develop a quality site.

3. Constantly monitor our market: We plan to constantly monitor our target market and adapt to consumers needs, wants and desires.  To be successful we plan to evolve and diversify our product lines to satisfy the consumer.  Our product will be like no other on the market which our competitors currently provide.

4. Run our Company ethically and responsibly. Conduct our business and ourselves ethically and responsibly.

Our Statement of Organization:	We were incorporated in Nevada on September 28, 2010, as Callidus Corporation. Our principal executive offices are located at 9788 Cheewall Lane, Parker, CO 80134. Our phone number is (303) 346-8384.

The Offering

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Number of Shares Being Offered:	The Company is offering 4,000,000 shares of common stock, par value $0.001

Offering Price per share	$0.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:
The subscription proceeds from the sale of the shares in this offering will be payable to Diane D. Dalmy Trust Account and will be deposited in a non-interest bearing law office trust bank account until all offering proceeds are raised. All subscription agreements and checks should be delivered to Diane Dalmy. Failure to do so will result in checks being returned to the investor who submitted the check. Callidus Corporation’s escrow agent, Diane Dalmy acts as legal counsel for Callidus Corporation and is therefore not an independent third party.

Gross Proceeds to Company:	$40,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	10,000,000 common shares

Number of Shares Outstanding After the Offering:	14,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Callidus Corporation assets, book value, historical earnings, or net worth.

Callidus Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, equipment, office supplies, salaries/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Callidus Corporation has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Callidus Corporation common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Callidus Corporation financial statements.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with financial statements, related notes and other financial information included in this prospectus.

Callidus Corporation
(A Development Stage Company)
Statement of Operations
For the Three Month Period Ended June 30, 2011 and
for the period from September 28, 2010 (date of inception) through March 31, 2011.

	For the Three Months Ended June 30, 2011	For the Period from Sept. 28, 2010 (date of inception) through March 31, 2011
	(unaudited)	(audited)

Revenues:	$--	$--

Expenses:
Operating Expenses:
Marketing and sales	--	--
Compensation	--	--
Professional	2,250	--
General and administrative	675	555
Research and development	--	--
Depreciation and amortization	--	--
Total operating expenses	2,925	555

Net loss from operations	(2,925)	(555)

Other income (expense)
Interest income	--	--
Interest expense	--	--
Loss before income taxes	(2,925)	(555)

Income tax benefit (provision)	--	--

Net Loss	$(2,925)	$(555)

Basic and diluted loss per common share	$0.00	$0.00

Basic and diluted weighted average common shares outstanding	10,000,000	10,000,000

The accompanying notes are an integral part of the financial statements.

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below.  You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.  Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

(1)           Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis.    We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  Management plans to continue to provide for its capital needs through related party advances.  Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

(2)           The  Company’s Needs Could Exceed The Amount Of Time Or Level Of Experience That Our Sole Officer And Director May Have.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Brian Morsch.  While Brian Morsch has business experience including 13 years Sr. Management and Sales in a publicly traded technology company, he does not have extensive experience in a public company setting, including serving as a principal accounting officer or principal Executive officer. Nor does Mr. Morsch have any experience running a technical production company.  Mr. Morsch has Sr. Executive level sales and management experience in selling into fortune 500 companies and Enterprise level accounts.  Mr. Morsch has also held Sr. level roles in product test, support and architecture design for a 40 million dollar a year software application at a high tech company.

Brian Morsch plans to spend at least ten (10) hours per week on the Company’s needs, or about twenty-five (25) percent of his time.
We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

(3)           Since We Are A Development Stage Company, The Company Has Generated No Revenues And Does Not Have An Operating History.

The Company was incorporated on September 28, 2010; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

 (4)          We Don’t Have Any Substantial Assets And Are Totally Dependent Upon The Proceeds Of This Offering To Fully Fund Our Business.  If We Do Not Sell The Shares In This Offering We Will Have To Seek Alternative Financing To Complete Our Business Plans Or Abandon Them.

Callidus Corporation has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated any cash from operations to be profitable.  Unless Callidus Corporation begins to generate sufficient revenues to finance operations as a going concern, Callidus Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Callidus Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Callidus Corporation in the event it does not have adequate proceeds from this offering. However, Callidus Corporation believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

 (5)          We Cannot Predict When Or If We Will Produce Revenues, Which Could Result In A Total Loss Of Your Investment If We Are Unsuccessful In Our Business Plans.

We have not sold any Protective Screens to date and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

(6)           Our Continued Operations Depend On The Public’s Acceptance Of Our Products.

The ability to develop a robust product that the market finds desirable and willing to purchase is critically important to our success. We cannot be certain that the TV protective screens we offer will be appealing to the market and as a result there may not be any demand and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter, or develop new protective screens in the future that the market’s demand for these will develop and this could adversely affect our business and any possible revenues.

(7)           We depend on strategic marketing relationships.

We expect our future marketing efforts will focus in part on developing business relationships with companies that seek to augment their businesses by offering our products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such companies to effectively market our products, could materially and adversely affect our business, operating results and financial condition.

 (8)          We Are Dependent On The Services Of A Certain Key Employee And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chairman and Chief Executive Officer, Brian Morsch.  His past experience in Sales and Executive management makes the Company dependent on his abilities.  Our continued success also depends on our ability to attract and retain qualified personnel.  We believe that Mr. Morsch possesses valuable industry and business development knowledge, experience and leadership abilities that would be difficult in the short term to replicate.  The loss of him as a key employee could harm our operations, business plans and cash flows.

(9)           Rapidly changing technology and substantial competition may adversely affect our business.

Our business is subject to rapid changes in technology. We can provide no assurances that research and development by competitors will not render our technology obsolete or uncompetitive. We compete with a number of protective screen companies that have technologies and products similar to those offered by us and have greater resources, including more extensive research and development, marketing and capital than us. We can provide no assurances that we will be successful in marketing our existing products and developing and marketing new products in such a manner as to be effective against our competition. If our technology is rendered obsolete or we are unable to compete effectively, our business, operating results and financial condition will be materially and adversely affected.

 (10)        Our Growth May Require Additional Capital, Which May Not Be Available.

Callidus Corporation has limited capital resources. Unless Callidus Corporation begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force Callidus Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, Callidus Corporation believes the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

(11)         The Screen Protection Industry Is Highly Competitive.  If We Cannot Develop And Market Desirable Products That The Public Is Willing To Purchase, We Will Not Be Able To Compete Successfully.  Our Business May Be Adversely Affected And We May Not Be Able To Generate Any Revenues.

Callidus Corporation has many potential competitors in the screen protection industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors also offer a wider range of screen protection products; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, customer desires, as well as undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Callidus’ endeavors.  We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

 (12)        We Are Selling This Offering Without An Underwriter And May Be Unable To Sell Any Shares.  Unless We Are Successful In Selling All Of The Shares And Receiving The Proceeds From This Offering, We May Have To Seek Alternative Financing To Implement Our Business Plans And You Would Receive A Return Of Your Entire Investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions.  He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

 (13)        Due To The Lack Of A Trading Market For Our Securities, You May Have Difficulty Selling Any Shares You Purchase In This Offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Callidus Corpration or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

(14)         Investors In This Offering Will Bear A Substantial Risk Of Loss Due To Immediate And Substantial Dilution.

The principal shareholder of Callidus Corporation is Brian Morsch who also serves as its Director, President, Secretary, and Treasurer.  Mr. Morsch acquired 10,000,000 restricted shares of Callidus Corporation common stock at a price per share of $0.001 for a $10,000 equity investment.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

 (15)        Purchasers In This Offering Will Have Limited Control Over Decision Making Because Brian Morsch, Callidus Corporation Officer, Director, And Shareholder Controls All Of Callidus Corporation’s Issued And Outstanding Common Stock.

Presently, Brian Morsch, Callidus Corporation Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Callidus Corporation’s security holders, including the election of directors. Mr. Morsch would retain 74.1% ownership in Callidus Corporation common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Callidus Corporation stockholders to receive a premium for their shares of common stock in the event Callidus Corporation enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Callidus Corporation.   Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

(16)         We Will Incur Ongoing Costs And Expenses For SEC Reporting And Compliance.  Without Revenue We May Not Be Able To Remain In Compliance, Making It Difficult For Investors To Sell Their Shares, If At All.

Our business plan allows for the estimated $5,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

(17)         There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been arbitrarily determined by us without independent valuation of the shares.   The price per share in the recent sale of our stock to our founder, Brian Morsch, was at par value ($0.001), and was not based on perceived market value, book value, or other established criteria and bears no relationship the price per share in this offering.  We did not obtain an independent appraisal opinion on the valuation of the shares.  Accordingly, the shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(18)         Our CEO, Mr. Morsch, has no experience as an officer or director of a technical production business and may not be able implement our business plan or generate any revenue from sales of our products.

Mr. Morsch does not have experience running a technical production and/or retail company and has never been an officer or director of a publicly traded company.  Accordingly, Mr. Morsch may not be able to implement our plan or generate any revenue from the sale of our intended products.  There can be no assurance that we will be able to attract and hire officers or directors with experience in the our industry to implement the business plan in the event that Mr. Morsch is otherwise unsuccessful in doing so.

(19)         We are not a fully reporting company under the Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d).

Until our common stock is registered under the Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.  Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the Securities and Exchange Commission when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investor who buy securities in registered offering are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations i.e, under Section 13 of the Exchange Act.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act.  Our management, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act.

(20)         Our attorney is also serving as our escrow agent, which may present potential conflict of interest regarding this relationship since our escrow agent is not an independent third party.

Our escrow agent is not a disinterested third party with associated impartiality. Our attorney is also serving as our escrow agent and, therefore, this relationship may present potential conflict of interest since our attorney is acting in both capacities. As our attorney, Diane Dalmy has a responsibility to carry out her duties in an honest and businesslike manner and within the scope of authority. As our escrow agent, Diane Dalmy will be entrusted with and responsible for the oversight of our assets and funds deposited into escrow. This may present certain potential conflicts of interest including, but not limited to: (i) in the event of a dispute regarding the claims by an investor of escrowed funds held by the escrow agent on our behalf; (ii) the lack of an unbiased escrow agent in the event certain issues should arise; and (iii) the potential for our escrow agent to represent our best interests above those of the investor regarding escrowed funds. Diane Dalmy, as our escrow agent and our attorney, is expected to act in the best interests of and fulfill her fiduciary duty to us and our investors.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about Callidus Corporation’s business, financial condition, and prospects that reflect management’s assumptions and beliefs based on information currently available. Callidus Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Callidus Corporation’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Callidus Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that Callidus Corporation expects to market, our ability to establish a customer base, management's ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Callidus Corporation functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Item 4. Use of Proceeds.

Selling all of the shares in the offering will result in $40,000 gross proceeds to Callidus Corporation. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering. Callidus Corporation intends to use the proceeds from this offering as follows:

Application of Proceeds (1)		% of Total

Total Offering Proceeds	$40,000	100.00

Offering Expenses:

Legal & Professional Fees	1,500	3.75
Accounting Fees	2,500	6.25
EDGAR Fees	700	1.75
Blue-sky Fees	800	2.00
Total Offering Expenses	$5,500	13.75

Use of Net Proceeds:

Accounting fees	2,500	6.25
Legal and Professional Fees	1,000	2.50
Office Equipment and Furniture	0	0.00
Office Supplies	500	1.25
Product Development (2)	12,000	30.00
Wages/Contractors (3)	6,000	15.00
Sales and Marketing	8,000	20.00
Working Capital (4)	4,500	11.25
Total Use of Net Proceeds	$34,500	86.25

Total Use of Proceeds	$40,000	100.00

Note:

(1)	The above figures represent only estimated costs.
(2)	The category of Product Development includes, but is not limited to designing and developing protective screen covers and a retail website.
(3)
The category of Wages/Contractors includes, but is not limited to fees associated with contract labor such the designing and building of a website for the company.  The company will not be using the funds to pay the President and CEO, Mr. Brian Morsch.

(4)
The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses. The funds designated as working capital will also be used to pay associated costs with being a publicly reporting company. In the event insufficient funds are allocated to working capital for the payment of such expenses, we intend to obtain such funding from future private offerings of our equity or loans from related parties.

Item 5. Determination of Offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Callidus Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

Item 6. Dilution.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of Callidus Corporation issued and outstanding stock.  This is due in part because of the common stock issued to the Callidus Corporation officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share.  Please refer to the section titled “Certain Transactions”, herein, for more information.  Callidus Corporation net book value on June 30, 2011 was $7,645.  Assuming all 4,000,000 shares offered are sold, and in effect, Callidus Corporation receives the maximum estimated proceeds of this offering from shareholders, Callidus Corporation will have tangible net assets of $42,145.

Corporation net book value will be approximately $0.0030 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0070 per share while the Callidus Corporation present stockholder will receive an increase of $0.0022 per share in the net tangible book value of the shares that he holds. This will result in a 71% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Callidus Corporation previously:

Existing Shareholder Per Share Data based on the maximum offering

Price Per Share	$0.0010

Net Tangible Book Value Per Share Before the Offering	$0.0008

Potential gain to existing shareholders	$0.0022

Net Tangible Book Value Per Share After the Offering	$0.0030

Increase in tangible book value per share to Original Shareholders	$0.0022

Capital Contributions	$10,000

Number of Shares outstanding before offering	10,000,000

Number of Shares after offering held by existing shareholders	10,000,000

Percentage of Ownership after offering	71%

Purchasers Per Share Data and Ownership of Shares in this offering based on the maximum offering

Price Per Share	$0.0100

Dilution per share to new shareholders	$30%

Net Capital Contributions	$40,000

Percentage of capital Contributions (gross)	80%

Number of shares after offering held by Public investors	4,000,000

Percentage of ownership after offering	29%

Item 8. Plan of Distribution.

Offering will be Sold by Our Officer and Director.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Brian Morsch, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. Morsch will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. Morsch does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Morsch will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Morsch is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.	Mr. Morsch is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Morsch is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Mr. Morsch is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Callidus Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Callidus Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased by any sole investor or organization. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system as reflected in the records of the insured depository institution is the only factor assessed in determining whether the minimum offering condition has been met.

Brian Morsch, the sole officer and director of Callidus Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Callidus Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Callidus Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Callidus Corporation were to enter into such arrangements, Callidus Corporation will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Callidus Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Callidus Corporation has not identified the specific states where the offering will be sold. Callidus Corporation will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Diane D. Dalmy Trust Account (“Trust Account”) and will be deposited in a non-interest bank account until all offering proceeds are raised. A separate escrow account will be established at US Bank, N.A. on our behalf and all such proceeds from this Offering shall be deposited and remain segregated from any other funds held by our escrow agent. All subscription agreements and checks should be delivered to Diane Dalmy, 8965 West Cornell Place, Lakewood, Colorado, 80227.  Failure to do so will result in checks being returned to the investor who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Callidus Corporation until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Diane Dalmy, 8965 West Cornell Place, Lakewood, Colorado, 80227.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. Callidus Corporation reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Callidus Corporation accepts a subscription, the subscriber cannot withdraw it.

Item 9. Description of Securities to be Registered.

Callidus Corporation’s authorized capital stock consists of 70,000,000 shares of common stock with a par value $0.001, and 5,000,000 shares of preferred stock with a par value $0.001 per share.

COMMON STOCK

Callidus Corporation’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Callidus Corporation common stock do not have cumulative voting rights,which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Callidus Corporation directors. After this offering is completed, and assuming all 4,000,000 shares being offered are sold, present stockholders will own approximately 71% of our outstanding shares.

PREFERRED STOCK

Callidus Corporation has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $0.001 as stated in the Articles of Incorporation.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Callidus Corporation stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Callidus Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Callidus Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Callidus Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

Item 10. Interest of Named Experts and Counsel.

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to March 31, 2011, included in this prospectus has been audited by Peter Messineo Certified Public Accountant, PCAOB Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Diane Dalmy is counsel for our Company who has given an opinion on the validity of the securities being registered, which opinion appears elsewhere in this registration statement.  Ms. Dalmy has no direct or indirect interest in us.

Item 11. Information with Respect to the Registrant.

Description of Business

General Information

Callidus Corporation was incorporated in the State of Nevada on September 28, 2010 under the same name. Since inception, Callidus Corporation has not generated any revenues and has accumulated losses in the amount of $2,355 as of June 30, 2011. Callidus Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.
Callidus Corporation has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Callidus Corporation has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from protective screen sales.  We believe that, if we obtain the proceeds from this offering, we will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months. Callidus Corporation's administrative office is located at 9788 Cheewall Lane, Parker, Colorado 80134. Callidus Corporation's fiscal year end is March 31.

Business Overview

Callidus Corporation is a development stage protective screen company located in Parker, Colorado.  The Company intends for its initial product line to consist of protective screen covers for flat screens, including televisions and Apple monitors.  The use of durable and scratch-resistant plastics that the Company intends to use to cover large screens could position the Company among larger companies in a competitive market.  We plan to stay on the cutting edge of the constantly changing screen protector market and create a reputation with the consumer of providing durable and scratch-resistant screen protectors at affordable prices.

Our initial design is planned to be a protective screen cover for a 42-inch widescreen television.  Consumers, especially commercial consumers such as restaurant and hotel managers, may be interested in protecting the televisions in their homes or commercial spaces from dust, moisture, UV rays, and even flying objects.  Callidus intends to provide lightweight and durable plastic screen protectors for televisions and computer monitors in various sizes during the first 12 months following this offering.

In a public space, television screens are usually hung on a wall overhead and out of the reach of most people.  These screens collect substantial amounts of dust and grime over time.  Most television screens are highly sensitive to cleaning their surface and can scratch easily.  Our protective covers are made of a high scratch resistant plastic material and can easily be cleaned with normal household cleaners.  Our design also creates a seal around the screen so that dust and grime are unable to collect on the actual surface of the television screen.  The screen is easily removed and can be cleaned and replaced in a matter of minutes.

The home use for our protective screens is also a large market.  Our screens can provide protection against fingerprints and other accidental marks on the screen, which can be difficult to remove without harming the television.  Families with children may experience this along with the accidental object thrown at the screen.  Our protective screens are designed to lower the impact of flying objects and protect from the occasional fingerprint.  The screens are easily removed and can be cleaned with typical household cleaners.

Our President, Mr. Morsch, is prepared to interview potential plastic manufacturers and designers to bring into the project but currently the Company has no written agreements or contracts in place with any plastic manufacturers or designers.  Our target market for our initial screen covers is the hotel and restaurant industries as well as airports.

Current Management is comprised of Brian Morsch, CEO and President. Mr. Morsch has 13 years of experience in the software and business development industries.  Mr. Morsch currently works as a software salesman (July 2009 to present) for Quantum, Corp in Denver, Colorado.  Prior to that, he was a Sr. Software Architect for Quantum Corp after Quantum acquired ADIC in July of 2003.  Mr. Morsch served as a Sr. Software Engineering Manager and Software Engineer with ADIC from October of 1998 until they were acquired by Quantum Corp in July 2003.  Mr. Morsch has extensive experience in product design, budgeting, managing, and sales.  We feel that Mr. Morsch’s experience in these business aspects makes him a valuable asset to the Company.

Acknowledging the inherent risks involved in screen protection for electronic devices, we will assess the need for any patents or trademarks on a continuing basis to protect our main applications.  Once the process is initiated, applications are initially protected under the Patent Pending Process provision while completing the full patenting process.  This protection will cover the United States, initially, also giving first priority to the European Community.

Distribution

The Company plans to initially focus its effort of distribution through online sales directly to the consumer.  With our limited resources, the cost efficiencies involved in online sales is our targeted method for the distribution of our products.  The company has secured a distinctive URL (web address) in www.calliduscorp.com.  A portion of the funds raised by this offering (see “Use of Proceeds”) will go toward developing our web site.  Currently, the company does not have a web site in place but desires to build a web site upon completion of this offering. We have used the Web Design Cost Calculator at www.howmuchshouldawebsitecost.com to estimate the cost of a fully functioning website with ecommerce functionality to be between $5,000 and $7,000.  While it is possible that the costs for a fully functional website could greatly exceed $5,000 to $7,000, we believe that we can have a third party web development company build a website to our specifications that will generate revenues for a price in that range.  Such a website would be comprised of company information, every product that we offer, and the ability to generate sales with just a few clicks of the mouse.  The proposed web site would include efforts by the Company to engage in SEO (Search Engine Optimization) and cross-marketing/linking with other web sites to drive traffic to www.calliduscorp.com.  At this time, no other web sites or companies have been engaged, negotiated with, or contracted to participate in cross-linking or cross-marketing with the Company with regard to web site related activities.

Product Development

We believe that with the popularity and lowering costs of widescreen and HD televisions and computer monitors that there exists a substantial opportunity to provide this market with protective screen covers for these electronic devices to allow them last longer and stay in better condition. Immediate goals include the development of a protective screen cover that allows consumers such as airports, restaurants and hotels to better protect their investments in televisions and monitors.

Clearly defined goals, both short and long term, will be an intricate part of the daily decision making process within the organization.  It is with these defined goals in mind that allows Callidus Corporation to feel confident with the many decisions required to maintain progressive working concepts.  Within the next 12 months, Callidus Corporation plans to have all current projects designed, tested, and manufactured for online sales to direct markets.

Long term, Callidus Corporation has adopted a basic outline by which future goals will be established.  As certain milestones are achieved at existing levels, new areas of design and development will be added.  These new areas translate into the introduction of more products to offer our customers, including additional sizes and tinting options for our screen protectors. We will always be striving to keep up with the increasingly competitive market using new and innovative features and products. The Company’s intention is to portray itself as an innovative leader in the protective screen sectors.

Industry Analysis and Competition

Industry and Trend Analysis

According to Quixel Research, LLC's May 12, 2010 Press Release “The overall Large Area Display category was up 7% in units year to year, with LCDTV 40”+ volumes increasing 6% for the same time period.” This increase in sales may be from the higher availablility of the screens at more affordable prices for the consumer.  As you can see by the below chart, trends are moving to the larger displays which in turn create an unique opportunity for the screen protection industry for these displays.

USA Large Screen HDTV Market Census Report

USA HDTV Market ≥ 40”
All Technologies Unit Share by Screen Size
2008 – Q4 2010

100%
80%
60%
40%
20%
0%

	Yr 2008	Yr 2009	Yr 2010	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
≥ 70"	0.52%	0.57%	0.60%	0.57%	0.74%	0.43%	0.62%	0.62%
≥ 65" to < 70"	1.50%	1.31%	1.17%	1.29%	1.41%	0.84%	1.29%	1.16%
≥ 60" to < 65"	2.19%	1.92%	3.55% +2%	1.83% +1%	3.39%	3.46%	4.07%	3.37%
≥ 55" to < 60"	1.39%	6.41%	12.54% +6%	8.29% +5%	12.05%	12.45%	11.01%	13.86% +3%
≥ 50" to < 55"	26.01%	22.67%	14.07% -8%	22.50% -10%	15.53%	12.40%	16.83%	12.53% -4%
≥46" to < 50"	22.12%	22.11%	23.71% +1%	22.59%	26.05%	23.37%	21.38%	24.08% +2%
≥40" to < 46"	46.28%	45.01%	44.36%	42.93% +2%	40.83%	47.04%	44.79%	44.39%

Quixel ®

©Copyright 2011 Quixel Research®

Source www.quixelresearch.com

We see this as an opportunity to provide a service for consumers in this market.  Our protective screen covers have the ability to protect against minor accidental damage and the inevitable instance of dirt, grime, oils, and other substances on the hard to clean television screens.

With a 40'+ display television screen being a large investment for the average family or business, the ability to protect that investment at a reasonable cost we believe will help Callidus build a successful business.  Furthermore, with the obvious populartity of screen protectors for mobile devices like tablets and mobile phones, we have been unable to find a competitor that specifically targets screen protectors for television and computer monitors.

Delineation of the Market Area and Identification of Target Markets

According to Dr. Norman Herr of California State University, Northridge, 99% of American households possess at least one television with 2.24 TV sets in the average household.  He goes on to advise that 66% of U.S. homes have three or more TV sets.  This information was gathered from http://www.csun.edu/science/health/docs/tv&health.html.   Answers.com (http://wiki.answers.com/Q/How_many_TV_sets_are_in_the_US) reports that there are 257,208,958 television sets in the United States in 2010.  With so many potential television monitors to protect, we feel strongly about four specific target markets.  We also have seen an increase in the number of sales of “connected” televisions, or TVs that can connect to the World Wide Web.  An estimated 40 million of those were sold in 2010 and an estimated 118 million will be sold in 2014, according to  WorldTVPC.com (http://www.worldtvpc.com/blog/40-million-internet-connected-televisions-rollout-2010/).

Callidus Corporation’s products can be offered worldwide and marketing them will only have one boundary, the demarcation between developed and undeveloped countries.  The planned market areas will include North America, South America, Europe, Australia, and Asia.  Our four specific target markets will include:

1.
Airports – Airports are large consumers of flat-panel monitors and televisions that are used to show arrivals and departures as well as news programming and sports programming throughout the airport and it airport restaurants.  Airports invest largely in flat panels to keep the information visible to travelers and to entertain travelers while they wait.  Also, many airports, such as our Denver International Airport, generate advertising revenue for advertisements placed in airport programming.  One such company to offer that service is ProDIGIQ (http://www.prodigiq.com/account/airport_advertising).

2.
Restaurants and Bars/Pubs – More and more televisions are making their way into restaurants and bars than ever before.  With the technology of High Definition and the lowering cost of flat panel televisions, large restaurant chains are investing in better screens to attract patrons to come to their bar or restaurant to watch sporting events.  This market also should be attracted to protecting their investments, as the monitors are, by nature, more likely to be in harm’s way due to the excitement caused by sporting events and the serving of alcohol.

3.
Hotels and Resorts – Hotels and resorts, too, need to stay current in their accommodations to attract and retain guests.  Hotel chains purchase new televisions for their rooms, event centers, lobbies, and restaurants every few years.  Protecting these investments will help them to last longer as they will stay cleaner and don’t have as much risk of dust gathering on the screens.  If they can keep their televisions cleaner for longer, then they may not have to replace them as frequently.

4.
Individual Consumers – As stated above, 99% of American households have a television and 66% have three or more televisions.  These consumers will be targeted heavily on our website for individuals to protect their home television screens from debris, dust, and children.

Marketing

Our long-term marketing activities will include traditional product marketing functions such as production of both hardcopy and on-line product and company promotional material, gathering of customer input for new product features and creation of sales product demonstrations in the future. As a long-term goal, we hope to generate awareness of our company and sales leads for our products through print and web-based advertising, and consumer events such as trade shows for electronics and television monitor providers. Additionally, we plan to build and maintain an extensive web site that is used to educate our customers and prospects about our products and services.

Online Marketing

With over 40 million “connected” television monitors sold in 2010, we feel that it’s important to maximize the marketing opportunities available to us.  We will place ads strategically in the most popular web sites that our target market frequents, blending our product into those who will be most interested in it.  We will also employ social networking tactics of our own to spread the word about our applications on the world’s most popular sites. Properly placed and managed social media networks for the company should provide us with tools to generate revenue from online purchases with comparatively little cash outlay.

Callidus Corporation believes that building a web site to present and market its products is the most cost-effective way to gain customers.  Once the protective screen is manufactured and tested, the Company feels that it can start generating revenues from online marketing with comparatively little cash outlay.  Using search-engine-optimization (SEO) tactics as well as online advertising, and cross-promotional links with popular electronics-based web sites, we believe that we will be able to reach a global audience with the same capital as used to be necessary to reach a very local limited market.

Commissioned Sales Force

Once revenues are generated from online sales and a full line of products have been prototyped, manufactured, and tested, we plan to implement sales via an outside commissioned sales force.  The only costs to the company is the creation of samples for each and every sales person to have as well as print media to properly promote all of the products.  With the introduction of a full line of different sizes and tints, Callidus Corporation hopes to be represented in airports, hotels, restaurants, pubs, and living rooms in all major markets. All formal representation will be done on a commission basis. With available investment capital, it will be possible to supply all major distributors with the necessary samples for proper displaying.  Additionally, commissioned sales people will contact prospective customers via telephone and internet to introduce our offerings and drive them to the company website.

Print Media

In order to properly brand our products, an extensive print media campaign will have to be utilized.  The pitfall to this method of marketing and branding is the relative high cost when compared to online marketing.  Although online sales growth statistics are overwhelmingly positive, strong competitors in our industry still rely on traditional print media for product marketing and more importantly, product branding.  Advertising statistics show that a consumer generally needs to see a product 4 – 6 times prior to actively participating in a purchase.  Most rate cards for monthly publications are designed for the advertiser to purchase 6 consecutive months of advertising space to be effective in achieving its marketing/branding goal.

Media advertising will be monitored closely and handled as efficiently as possible. With magazine advertising costs mentioned above, publications will be carefully selected. Joint advertising campaigns will be sought out between Callidus Corporation and larger partners such as electronics, television, travel, and food publications.  We do not currently have any joint advertising campaigns with larger partners.  Joint campaigns are a viable way to stretch the advertising dollar. Markets intended to be covered in our monthly media effort will include business owners and managers in the hotel, resort, and restaurant industry as well as people have recently purchased a new television (or intend to in the near future). With the associated costs of creating print media advertisements, a six month print media campaign can be quite expensive for our Company at the present.  We have done the necessary due diligence on this marketing medium and plan to incorporate this in our next phase of operations.

Consumer Events

Callidus Corporation also plans to utilize tradeshows and other consumer events to promote its products and its brand.  As with print media, these events come with a relatively high cost when compared to online marketing.  Competitors and potential partners in the electronics industry use these events for product marketing, new product releases, and product branding.  Having a presence at these events usually takes at approximately 3-6 months worth of planning and requires signage, representatives, samples, and other promotional materials.  We have done the necessary due diligence on this marketing medium and plan to incorporate this in our next phase of operations.

Once the Company feels that it has reached its next phase and that having a presence at certain events is advantageous, we plan to consider attendance and/or sponsorship signage for events such as the Consumer Electronics Show (www.cesweb.org) and other trade shows where flat-screen monitors and televisions are featured.

12 Month Growth Strategy and Milestones

Our mission is to maximize shareholder value through expanding the scope of operations and evaluating and cultivating new and alternative revenue generating opportunities.  The Company is committed to development of new and innovative products.  While a strategic and wisely executed marketing campaign is key to expanding our customer base; providing new, cutting-edge, innovative products will position the Company in the best possible way for long term success.

The Company planned the goals and milestones based on raising $40,000 through this offering. We have taken careful consideration to budget the $40,000 to sustain operations for a twelve-month period following the closing of this offering.  In the event that we do not realize the full proceeds from this offering and are required to promptly return investor subscription proceeds, we will be forced to scale back our efforts to accommodate for a reduced amount of capital from other potential, yet unknown, sources.  In this event, the Company plans to have a strategic planning session to budget for this shortfall.

Note: The Company planned the milestones based on quarters following the closing of the offering.

Quarter:

0-3 Months

•	Design prototype screen protector for 42-inch monitor

•	Interview manufacturers for cost to manufacture prototype

•	Explore online marketing and website options and return on investment

4-6 Months

•	Begin development of a web site using search-engine-optimization and our online marketing plan

•	Negotiate online merchant account with banks and with other providers such as PayPal

•	Explore pay-per-click advertising costs on popular web sites

•	Test and submit design for prototype to manufacturer

7-9 Months

•	Finish web site design, optimization, and e-commerce to take site “live”

•	Integrate shopping cart into website for online sales and promotions

•	Determine online marketing venues based on budget (social networking sites, pay-per-click advertising, etc.)

•	Purchase manufactured initial protective screens for samples and for sale to individual consumers

10-12 Months

•	Analyze online marketing and make necessary changes for increased sales

•	Hire 1 support contract employee to assist with customer support/ service and some administrative duties as needed

•	Continue to develop product line and add additional sizes and tints for protective screens

•	Prepare 2 year marketing plan and find ways to consistently increase sales via online strategies, commissioned sales force, and our marketing plan to be implemented at next phase

Patents and Trademarks

At the present we do not have any patents or trademarks.

Acknowledging the inherent risks involved in designing protective screens for monitors, we will assess the need for any patents or trademarks on a continuing basis to protect our main design(s).  Once the process is initiated, products are initially protected under the Patent Pending Process provision while completing the full patenting process.  This protection will cover the United States, initially, also giving first priority to the European Community.

Need for any Government Approval of Products or Services

We do not require any government approval for our products or services.

Research and Development Activities

Other than time spent researching our proposed business the Company has not spent any funds on research and development activities to date.  Callidus Corporation does plan to spend funds on Product Development as detailed in sections titled “Use of Proceeds”, “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation”.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Brian Morsch who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

Description of Property

We do not own any real property.  Our business is presently operated from the residence of our President located 9788 Cheewall Lane, Parker, Colorado 80134.   Mr. Morsch, the sole officer and director of the Company provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.  The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $2,355.00 for the period from inception (September 28, 2010) to June 30, 2011.  The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception (September 28, 2010) through June 30, 2011.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$7,645.

Total assets	$7,645.

Total liabilities	$--

Shareholders’ Equity	$7,645.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process. At this time, there have been no advances from our Officer and we are not expecting to need an advance from our Director to complete the registration process.  There are currently no material loans or advances and nothing written or having been considered regarding a loan or advance from any related parties, including our Director.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period ended June 30, 2011, Company has had no operations.  As of June 30, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company did not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $2,355.00 for the period from Inception to June 30, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

If we are not successful in selling all of the shares in this offering, and are forced to return all of the funds, then we would need to raise additional capital in order to execute our plan of operations.  In this case, we believe that we could still interview designers and manufacturers, conduct research with regard to online marketing and ROI, and develop the basic design for the flat screen protectors.  However in this case, we would not be able to hire contractors to develop our product and hence would need additional capital in order to continue to exist.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are estimates only.  The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs.  Our 12 month budget is based on minimum operations which will be completely funded by the $40,000 raised through this offering.  If we begin to generate profits we will increase our marketing and sales activity accordingly.  We estimate sales to begin in the fourth quarter following closing of the offering.  Because our business is driven by actual sales of protective screen covers, our revenue requirements will be reviewed and adjusted based on those actual sales.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.

The Company planned the goals and milestones based on raising $40,000 through this offering. We have taken careful consideration to budget the $40,000 to sustain operations for a twelve-month period following the closing of this offering.  In the event that we do not realize the full proceeds from this offering and are required to promptly return investor subscription proceeds, we will be forced to scale back our efforts to accommodate for a reduced amount of capital from other potential, yet unknown, sources.  In this event, the Company plans to have a strategic planning session to budget for this shortfall.

We plan to complete our milestones as follows:

0- 3 MONTHS

Management will concentrate on the completion of the Registration Statement and finish the initial protective screen prototype currently proposed.  We estimate this will cost approximately $5,000 and have budget this cost in the Wages/Contractor line item in the Use of Proceeds. At this time, no verbal or written contracts have been made with any third parties.  We will develop a prototype and search for a suitable manufacturer.  We estimate this will cost approximately $2,000 and this amount is budgeted in the Product Development line item in the Use of Proceeds.  We also plan to explore online marketing options and interview web developers.  The Company does not anticipate any fees associated with these duties and if any costs do arise they will come from the Working Capital line item in the Use of Proceeds.

4-6 MONTHS

During months 4-6 the Company will focus on developing our Online Marketing Website.  We have secured the domain name www.calliduscorp.com.  According to the Web Design Cost Calculator found at http://www.howmuchdoesawebsitecost.com/, corporate web sites like the one that we desire start at around $3,000 if we utilize US Developers.  We have decided to keep the design to a minimum and as such the cost would be approximately $3,000 and is budgeted in the Sales and Marketing line item of the Use of Proceeds. The site that is planned will provide for easy navigation, display of all products, and concise company information and will be a fully functional website. The Company will also begin researching online merchant services and make a selection on which manufacturer to use for our initial protective screens.

7-9 MONTHS

During months 7-9, we will have selected a manufacturer and order protective screen covers for resale and samples during this period as well.  We have budgeted $6,000 from Wages/Contractor line item to address this item. The Company plans to start negotiations for an online merchant account during this timeframe as well.  We anticipate that our web site’s initial design will be complete but we will want to add E-Commerce to the site during this period.  The website will integrate a “shopping cart” for online sales and we will determine online marketing venues such as Google, eBay, and Amazon. Based on the website resource mentioned above Web Design Cost Calculator found at (http://www.howmuchdoesawebsitecost.com/), the price difference from a basic designed website and an E-Commerce-enabled site is approximately $2,000.  The Company estimates it will cost approximately $2,000 for this project and this budgeted in the Sales and Marketing line item of the Use of Proceeds. Once the ecommerce functionality is added to the Company’s website, the website will be able to display company information, all products, and be robust enough to generate significant online sales.  While it is possible that the cost to build a fully functional website could greatly exceed $9,000, we are confident that the budgeted $5,000 to $9,000 for the website is sufficient and will provide us with a website that can generate a significant amount of sales.

10-12 MONTHS

Callidus Corporation is hopeful that during this period of months 10-12 we will launch the initial version of our protective screen covers to consumers for public sale on our web site.  We will continue to analyze online marking efforts and make necessary changes for increasing sales.  Updates to the web site to increase sales are estimated at $2,000 and the Company has allocated $1,000 from the Sales and Marketing budget and $1,000 from the Wages/Contractor budget to address the plans listed. Future long-term plans are to prepare a detailed two year marketing and product development plan to launch different screen sizes and tints on a regular basis after sales warrant growth of this type.

We will have certain costs associated with the ongoing disclosure and filing requirements under the Exchange Act of 1934, as amended, as a reporting company. These costs include accounting and auditing fees, legal fees and edgarizing/filing fees. These fees will be approximately $25,000 on an annual basis. We intend to use a certain amount of the funds raised in this Offering as working capital, which will be allocated towards payment of such expenses. We also believe thereafter that the generation of revenues from our business operations will be sufficient to pay for these expenses. If we do not generate sufficient revenue for payment of these expenses, we will obtain funds through the raising of capital through either private or public offerings.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

A. Basis Of Accounting

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a March 31 year end.

B. Basic Earnings Per Share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.  No significant realized exchange gains or losses were recorded from inception (September 28, 2010) to September 30, 2010.

C. Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $10,000 in cash and cash equivalent at September 30, 2010.

D. Use Of Estimates And Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E. Income Taxes

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Financial Disclosure

Our fiscal year end is March 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, September 28, 2010, to September 30, 2010 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Directors and Executive Officers

Name	Age	Position
Brian Morsch	37	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and Chairman of the Board of Directors (1)

(1) Mr. Morsch will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Background of Executive Officers and Director

The following information sets forth the backgrounds and business experience of the directors and executive officers.

BRIAN MORSCH, PRESIDENT/CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER/CHIEF FINANCIAL OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

Current Management is comprised of Brian Morsch, CEO and President. Mr. Morsch has 13 years of experience in the software and business development industries.  Mr. Morsch currently works as a software salesman (July 2009 to present) for Quantum, Corp in Denver, Colorado.  Prior to that, he was a Sr. Software Architect for Quantum Corp after Quantum acquired ADIC in July of 2003.  Mr. Morsch served as a Sr. Software Engineering Manager and Software Engineer with ADIC from October of 1998 until they were acquired by Quantum Corp in July 2003.  Mr. Morsch also has experience interviewing potential job candidates and clients and has managed as many as 18 people at once during his time with Quantum Corp.  Mr. Morsch has extensive experience in product design, budgeting, managing, and sales.  We feel that Mr. Morsch’s experience in these business aspects makes him a valuable asset to the Company.

Because of his experience in business development and corporate growth, the Company believes that Mr. Morsch is an ideal candidate for director and officer.  Mr. Morsch distributes part of his time towards the everyday operations and forward movement of the corporation.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Executive Compensation

Currently, our officer and director receives no compensation, other than shares of common stock previously issued, for his services during the development stage of our business operations.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Award(s)	Option Award(s)	Non-equity Incentive plan Compensation	Non-qualified Deferred Compensation Earnings	All other compen- sation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Brian Morsch (1), President, Secretary and Chairman of the Board of Directors	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Brian Morsch (1), President, Secretary and Chairman of the Board of Directors	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)   There is no employment contract with Mr. Morsch at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

Employment Contracts and Officers’ Compensation

Since the date of incorporation on September 28, 2010 Callidus Corporation has not compensated Mr. Morsch, the president, secretary and treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Beneficial Ownership

Amount and Nature of Beneficial Ownership Percent of Class (1)(2)

Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering(3)
Common Stock	Brian Morsch 9788 Cheewall Lane Parker, CO 80134	10,000,000	10,000,000	100%	71.43%

Common Stock	All Executive Officers and Directors as a Group (1)	10,000,000	10,000,000	100%	71.43%

(1) The percentages are based on a Before-Offering total of 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus and assume none of the 10,000,000 shares of our selling security holders’ shares will be sold and all of the $4,000,000 shares registered in the offering will be sold.

(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Callidus Corporation.  The aggregate amount of shares to be issued and outstanding after the offering is 14,000,000.

Future Sales By Existing Stockholders

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

Certain Relationships and Related Transactions

Brian Morsch is our sole officer and director.  We are currently operating out of the premises of Mr. Morsch the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees. We do not presently have any independent directors.  We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company.  Our Board of Directors is comprised of our President, Brian Morsch.  We intend to seek independent directors for our board of directors when the Company begins generating revenues and we are able to provide compensation for our board of director members.

At the date of incorporation, a stock subscription was received for 10,000,000 shares of our $0.001 common stock, at par for $10,000, which was received as of September 30, 2010.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.  At this time, there have been no advances from our Officer and we are not expecting to need an advance from our Director to complete the registration process.  There are currently no material loans or advances and nothing written or having been considered regarding a loan or advance from any related parties, including our Director.

Transactions With Related Persons, Promoters and Certain Control Person

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
CALLIDUS CORPORATION
(A Development Stage Company)
For the Period from September 28, 2010 (Date of Inception)
Through June 30, 2011

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Callidus Corporation:

I have audited the balance sheet of Callidus Corporation as of March 31, 2011 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period September 28, 2010 (date of inception) through March 31, 2011.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Callidus Corporation as of March 31, 2011, and the results of its operations and its cash flows for the period September 28, 2010 (date of inception) through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
August 11, 2011

Callidus Corporation
(A Development Stage Enterprise)
BALANCE SHEET

March 31,
2011

ASSETS
Current Assets
Cash and cash equivalents	$9,445
Total Current Assets	9,445

TOTAL ASSETS	$9,445

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$-
Total Current Liabilities	-

TOTAL LIABILITIES	-

Stockholders' Equity
Common stock: 75,000,000 authorized; $0.001 par value
10,000,000 shares issued and outstanding	10,000
Accumulated deficit during development stage	(555)
Total Stockholders' Equity	9,445

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,445

The accompanying notes are an integral part of these financial statements.

Callidus Corporation
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

September 28, 2010
(date of inception)
through
March 31, 2011

Revenues	$-

EXPENSES
Operating Expenses
General and administrative	555
Total operating expenses	555

Net loss from operations	(555)

NET LOSS	$(555)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	10,000,000

The accompanying notes are an integral part of these financial statements.

Callidus Corporation
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

				Accumulated
			Additional	Deficit
	Common Stock		Paid in	Development
	Shares	Amount	Capital	Stage	Total

Balance at Inception, September 28, 2010	-	$-	$-	$-	$-

Issuance of common stock to founders, September 28, 2010 valued at $0.001 per share	10,000,000	10,000	-		10,000

Net loss				(555)	(555)

Balance, March 31, 2011	10,000,000	$10,000	$-	$(555)	$9,445

The accompanying notes are an integral part of these financial statements.

Callidus Corporation
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

September 28, 2010
(date of inception)
through
March 31, 2011

Net loss	$(555)
Adjustment to reconcile Net Income to net
cash provided by operations	-
Changes in assets and liabilities	-
Net Cash Used in Operating Activities	(555)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	10,000
Net Cash Provided by Financing Activates	10,000

Net increase (decrease) in cash and cash equivalents	9,445
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$9,445

Supplemental Cash Flow Information
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

Callidus Corporation
(A Development Stage Corporation)

Notes to Audited Financial Statements

For the Period from September 28, 2010 (Date of Inception) through
March 31, 2011

1.	Background Information.

Callidus Corporation (the “Company”), a Nevada corporation, is a development stage protective screen cover manufacturer located in Parker, Colorado.  The Company's initial product line consists of plastic screen covers for flat-panel televisions and monitors. The Company plans to stay on the cutting edge of the constantly changing protective screen market and our goal is to create a quality reputation within the hotel/resort, restaurant/pub, airport and individual consumer markets.

2.	Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended March 31, 2011 the Company has had no operations.  As of March 31, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Significant Accounting Policies.

The significant accounting policies followed are:

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Research and development expenses - Expenditures for research, development, and engineering of products are expensed as incurred.

Common stock - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and cost recognition – The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs - The Company’s policy regarding advertising is to expense advertising when incurred. There were no advertising expenditures in the periods presented.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), at inception. The Company has not recognized a liability as a result of the implementation of ASC 740-10.  A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At March 31, 2011, the Company did not have any potentially dilutive common shares.

Financial instruments – In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and accrued expenses.

On September 28, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Subsequent events  - Subsequent events have been evaluated through the date of our filing.

4.	Recent accounting pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

5.	Income Taxes.

There is no current or deferred income tax expense or benefit for the period ended March 31, 2011 and Feb. 28, 2011.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

	September 28, 2010 (Date of Inception) through March 31, 2011
Tax benefit at U.S. statutory rate		$185

State income tax benefit, net of federal benefit		-----
	$
Valuation allowance		(185)

Tax Benefit	$	-----

The Company did not have any temporary differences for the period from September 28, 2010 (Date of Inception) through March 31, 2011.

6.	Related Party Transactions

On September 28, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

7.	Equity

The Company has been authorized to issue 75,000,000 shares, $.001 par value.  As described above, on September 28, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.  Common shares are entitled to one vote per share.

CALLIDUS CORPORATION
(A Development Stage Company)
For the Three and Nine Month Periods Ending June 30, 2011 and
The Period From September 28, 2010 (Date of Inception)
Through June 30, 2011

Balance Sheets, as of June 30, 2011 (unaudited) and March 31, 2011 (audited)	F-11

Statements of Operation for the three and nine month periods ending June 30, 2011 (unaudited) and the period of September 28, 2010 (date of inception) though June 30, 2011 (unaudited)	F-12

Statement of Stockholder’s Equity for the period of September 28, 2010 (date of inception) though June 30, 2011 (unaudited)	F-13

Statements of Cash Flows, for the nine months ending June 30, 2011 (unaudited) and for the period of September 28, 2010 (date of inception) though June 30, 2011 (unaudited)	F-14

Notes to the Financial Statements (unaudited)	F-15

Callidus Corporation (A Development Stage Corporation) Balance Sheets

	June 30, 2011 (unaudited)	March 31, 2011 (audited)

Assets:
Cash	$7,645	$9,445
Total Current Assets	7,645	9,445

Total Assets	$7,645	$9,445

Liabilities and Stockholders’ Equity
Liabilities
Accrued expenses	$1,125	--

Total Liabilities	1,125	--

Stockholders’ Equity:

Preferred Shares; $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock; $0.001 par value; 75,000,000 shares authorized; 10,000,000 shares issued and outstanding	$10,000	$10,000
Capital in excess of par value	--	--
Accumulated deficit during development stage	(3,480)	(555)

Total Stockholders’ Equity	6,520	9,445

Total Liabilities and Stockholders’ Equity	$7,645	$9,445

The accompanying notes are an integral part of the financial statements.

Callidus Corporation (A Development Stage Company) STATEMENTS OF OPERATION

	For the Three Months Ended June 30, 2011 (unaudited)	For the Nine Months Ended June 30, 2011 (unaudited)	Sept. 28, 2010 (inception) through June. 30, 2011 (unaudited)
Revenues:
Sales	$--	$--	$--
Total Sales

Operating Expenses:
Professional	2,250	2,250	2,250
General and administrative	675	675	1,230

Total operating expenses	2,925	2,925	3,480

Net loss from operations	(2,925)	$(2,925)	$(3,480)

Net Loss	$(2,925)	$(2,925)	$(3,480)

Net loss per common share, basic and diluted	(0.00)	$(0.00)

Weighted average number of common shares, basic and diluted, outstanding	10,000,000	10,000,000

The accompanying notes are an integral part of the financial statements.

Callidus Corporation
(A Development Stage Corporation)
Statement of Stockholders’ Equity

For the Period September 28, 2010 (date of inception) through June 30, 2011

			Capital in		Total
	Common Stock		Excess of	Accumulated	Stockholders’
	Shares	Amount	Par Value	Deficit	Deficit

Balance Sept. 28, 2010 (date of inception)		$--	$--	$--	$--
Issuance of common stock for cash (Sept. 28, 2010)	10,000,000	10,000	--	--	10,000
Net loss for the period Sept. 28, 2010 (date of inception) through Sept. 30, 2010		--	--	--	--
Balance Sept. 30, 2010	10,000,000	$10,000	--	--	$10,000
Net loss for the Six months ended March 31, 2011		--	--	(555)	(555)
Balance March 31, 2011 (audited)	10,000,000	10,000	--	(555)	(9445)
Net loss for the nine months ended June 30, 2011 (unaudited)		--	--	(2,925)	(2,925)
Balance June 30, 2011 (unaudited)	10,000,000	$10,000	$--	$(3,480)	$(6,520)

The accompanying notes are an integral part of the financial statements.

Callidus Corporation
(A Development Stage Corporation)

Statement of Cash Flows

For the Period September 28, 2010 (date of inception) through June 30, 2011 (unaudited)

	For the Nine Months Ended June 30,		For the Period September 28, 2010 ( inception) through June 30,
	2011	2010	2011
	(unaudited)	(NA)	(audited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income or (loss)	$(2,925)	$--	$(3,480)
Changes in assets and liabilities
Accrued expenses	1,125	--	1,125

Net Cash Provided by Operating Activities	(1,800)	--	(2,355)

CASH FLOW FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock	--	--	10,000

Net Cash Provided by Financing Activities	--	--	10,000

Net increase (decrease) in cash and cash equivalents	(1,800)	--	7,645

Cash and cash equivalents, beginning of period	9,445	--	--

Cash and cash equivalents, end of period	$7,645	$--	$7,645

SUPPLIMENTAL CASH FLOW INFORMATION:

Cash paid during the year for interest	$--	$--	$--

Cash paid during the year for taxes	$--	$--	$--

The accompanying notes are an integral part of the financial statements.

Callidus Corporation
(A Development Stage Corporation)

Notes to Unaudited Financial Statements

For the Three and Nine Months Ended June 30, 2011 and
For the Period from September 28, 2010 (Date of Inception) through
June 30, 2011

8.	Background Information.

Callidus Corporation (the “Company”), a Nevada corporation, is a development stage protective screen cover manufacturer located in Parker, Colorado.  The Company's initial product line consists of plastic screen covers for flat-panel televisions and monitors. The Company plans to stay on the cutting edge of the constantly changing protective screen market and our goal is to create a quality reputation within the hotel/resort, restaurant/pub, airport and individual consumer markets.

The first design will take into consideration the consumer’s desire to keep their flat-panel televisions protected, clean, and clearly seen. Our initial design is a plastic protective cover for the popular 42-inch television monitors.  This current design will be marketed under the "Callidus” brand.  Because of its unique design and the sheer amount of flat-panel television monitors in airports, restaurants, and hotels, we believe that our product will be well received by our target markets.

9.	Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended June 30, 2011 the Company has had no operations.  As of June 30, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

10.	Significant Accounting Policies.

The significant accounting policies followed are:

Basis of Presentation  - In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the three and nine month periods ended June 30, 2011; (b) the financial position at June 30, 2011; and (c) cash flows for the nine month periods ended June 30, 2011 and 2010, have been made.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Research and development expenses - Expenditures for research, development, and engineering of products are expensed as incurred.  There have been no research and development expenses for the three and nine month periods ending June 30, 2011.

Common stock - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and cost recognition – The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs - The Company’s policy regarding advertising is to expense advertising when incurred. There were no advertising expenditures in the periods presented.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), at inception. The Company has not recognized a liability as a result of the implementation of ASC 740-10.  A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At March 31, 2011, the Company did not have any potentially dilutive common shares.

Financial instruments – In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and accrued expenses.

On September 28, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Subsequent events  - Subsequent events have been evaluated through the date of our filing.

11.	Recent accounting pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

12.	Income Taxes.

There is no current or deferred income tax expense or benefit for the periods ended March 31, 2011 and June 30, 2011.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes.  The items causing this difference are as follows:

	For The Three Months Ended June 30, 2011	For The Nine Months Ended June 30, 2011	Sept. 28, 2010 (inception) through June 30, 2011

Tax benefit at U.S. statutory rate	$995.	$995	$1,180
State income tax benefit, net of federal benefit	85.	85	110
Valuation allowance	(1,080)	$(1,080)	$(1,290)
Tax benefit	--	$--	$--

The Company did not have any temporary differences for the periods from September 28, 2010 (date of inception) through March 31, 2011 (audited) and June 30, 2011 (unaudited).

13.	Related Party Transactions

On September 28, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

14.	Equity

The Company has been authorized to issue 75,000,000 shares, $.001 par value.  As described above, on September 28, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.  Common shares are entitled to one vote per share.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
INFORMATION WITH RESPECT TO THE REGISTRANT
Description of Business
Description of Property
Legal Proceedings
Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters
Reports to Security Holders
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
Directors and Executive Officers
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Transactions With Related Persons, Promoters and Certain Control Persons
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INDEX TO FINANCIAL STATEMENTS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______________ (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Callidus Corporation in connection with the sale of the securities being registered.  All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration fee	$4.64
Federal taxes, state taxes and fees	0.00
Blue sky qualifications	800.00
Accounting fees and expenses	2,500.00
Legal and professional fees and expenses	1,500.00
EDGAR fees and expenses	700.00

Total	$5,504.64

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14. Indemnification of Directors and Officers.

Callidus Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Callidus Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Callidus Corporation request as an officer or director. Callidus Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Callidus Corporation’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Callidus Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Callidus Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Callidus Corporation or is or was serving at the request of Callidus Corporation as a director, officer, employee or agent of Callidus Corporation partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Callidus Corporation. Callidus Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Callidus Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission.  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Item 15. Recent Sales of Unregistered Securities.

On September 28, 2010, the Company sold 10,000,000 shares of its $0.001 unregistered common stock to our President, Brian E. Morsch, for a $10,000 stock subscription receivable. The sale did not involve the use of an underwriter, advertising or public solicitation. The securities bear a restrictive legend; and, no commissions were paid in connection with the sale of any securities.   Since inception, we have not sold any other shares of our common stock. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules. The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.  All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	By-Laws
5	Opinion Regarding Legality and Consent of Counsel: by Diane D. Dalmy
23.1	Consent of Experts and Counsel: Independent Auditor’s Consent by Peter Messineo, C.P.A
23.2	Consent of Experts and Counsel (see Exhibit 5)
99.1	Subscription Agreement
99.2	Escrow Agreement

Item 17. Undertakings.

(a) Rule 415 Offering.  The undersigned registrant hereby undertakes to:

(1)      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)      File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Request for Acceleration of Effective Date.  Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers and controlling persons of the registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)      That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parker, State of Colorado on August 16, 2011.

(Registrant)
CALLIDUS CORPORATION

By:	/s/ Brian Morsch
Brian Morsch, President/Chief Executive Officer

By	/s/ Brian Morsch
Brian Morsch, Treasurer/Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian Morsch	Principal Executive Officer, Principal Accounting Officer,	August 16, 2011
Brian Morsch	Chief Executive Officer, Secretary, Chairman of the Board of Directors